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                                                                    Exhibit 99.2

                              BAYCORP HOLDINGS, LTD

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of BayCorp Holdings, Ltd. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank W. Getman Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of BayCorp Holdings, Ltd. as of December 31, 2002.


Date: March 31, 2003                      /s/ Frank W. Getman Jr.
                                          -------------------------------------
                                          Frank W. Getman Jr.
                                          President and Chief Executive Officer
                                          (chief executive officer and
                                          chief financial officer)